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      CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Supreme Holdings, Inc., on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof,

         I, Charles T. Phillips,, Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Sections 906 of the Sabanes-Oxley Act of 2002, that:

         (1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange act of 1934; and

         (2) The information contained in the report fairly presents, in al material respects, the financial condition and result of operations of the Company.

Supreme Holdings, Inc.

By: /s/ Charles T. Phillips
   ----------------------------
   Charles T. Phillips,
   Chief Executive Officer
Date: January 8, 2003